     As filed with the Securities and Exchange Commission on August 22, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         AMERICAN DENTAL PARTNERS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                     Delaware                            04-3297858
          --------------------------------        ----------------------
          (State or Other Jurisdiction of            (I.R.S. Employer
          Incorporation or Organization)          Identification Number)

                         201 Edgewater Drive, Suite 285
                         Wakefield, Massachusetts 01880
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                         American Dental Partners, Inc.
                   Amended and Restated 1996 Stock Option Plan

                         American Dental Partners, Inc.
              Amended and Restated 1996 Directors Stock Option Plan
              -----------------------------------------------------
                            (Full Title of the Plans)

                   Gregory A. Serrao, Chairman, President and
                             Chief Executive Officer
                         American Dental Partners, Inc.
                         201 Edgewater Drive, Suite 285
                         Wakefield, Massachusetts 01880
                                 (781) 224-0880
                              (781) 224-4216 (fax)
                 -----------------------------------------------
                 (Name, Address and Telephone Number, Including
                        Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------  ----------  ---------  ----------  ------------
                                           Proposed   Proposed
                                           Maximum    Maximum
                               Amount      Offering   Aggregate   Amount Of
Title of Securities            To Be       Price Per  Offering    Registration
To Be Registered               Registered  Share(1)   Price(1)    Fee
-----------------------------  ----------  ---------  ----------  ------------
Common Stock, $.01 par value   400,000(2)  $8.34      $3,336,000  $307
-----------------------------  ----------  ---------  ----------  ------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market System on
     August 19, 2002.

(2) 300,000 shares of Common Stock are registered for issuance under the American Dental Partners, Inc. Amended and Restated 1996 Stock Option Plan and 100,000 shares of Common Stock are registered for issuance under the American Dental Partners, Inc. Amended and Restated 1996 Directors Stock Option Plan. This Registration Statement also includes an indeterminable number of additional shares of Common Stock that may become issuable pursuant to the antidilution provisions of the Plans.

Statement Regarding Registration of Additional Securities
Pursuant to General Instruction E

     This registration statement is being filed to register an additional 300,000 shares of common stock of the Company for issuance under the Company's Amended and Restated 1996 Stock Option Plan (the "1996 Option Plan") and an additional 100,000 shares of common stock of the Company for issuance under the Company's Amended and Restated 1996 Directors Stock Option Plan (the "Directors Option Plan," together with the 1996 Option Plan, the "Plans"). The issuance of the additional shares under the Plans was approved by the Company's board of directors on February 26, 2002 and by the Company's shareholders at the annual meeting of shareholders held on May 3, 2002. This registration statement incorporates by reference the contents of the Company's Form S-8 (Registration No. 333-34522) filed with the Securities and Exchange Commission on April 11, 2000.

ITEM 8.  EXHIBITS.

                                                                    If Incorporated by Reference,
Exhibit                                                             Document with which Exhibit was
  No.                      Description of Exhibit                   Previously Filed with SEC
-------         ------------------------------------------------   --------------------------------------------

4(a)            American Dental Partners, Inc. Amended and          Registration Statement on Form S-1, File No.
                Restated 1996 Stock Option Plan.                    333-39981 (see Exhibit 10(e) therein).

4(b)            Amendment No. 1 to American Dental Partners, Inc.   Amendment No. 4 to Registration Statement on
                Amended and Restated 1996 Stock Option Plan.        Form S-1, File No. 333-39981 (see Exhibit
                                                                    10(dd) therein).

4(c)            Amendment No. 2 and No. 3 to American Dental        Annual Report on Form 10-K for the fiscal year
                Partners, Inc. Amended and Restated 1996 Stock      ended December 31, 1998 (see Exhibit 10(e)
                Option Plan.                                        therein).

4(d)            Amendment No. 4 to American Dental Partners, Inc.   Annual Report on Form 10-K for the fiscal year
                Amended and Restated 1996 Stock Option Plan.        ended December 31, 1999 (see Exhibit 10(b)
                                                                    therein).

4(e)            Amendment No. 5 to American Dental Partners, Inc.   Contained herein.
                Amended and Restated 1996 Stock Option Plan

4(f)            Amendment No. 6 to American Dental Partners, Inc.   Contained herein.
                Amended and Restated 1996 Stock Option Plan

4(g)            American Dental Partners, Inc. Amended and          Registration Statement on Form S-1, File No.
                Restated 1996 Directors Stock Option Plan, as       333-39981 (see Exhibit 10(h) therein).
                amended by Amendment No. 1.


                                                                    If Incorporated by Reference,
Exhibit                                                             Document with which Exhibit was
  No.                      Description of Exhibit                   Previously Filed with SEC
-------         ------------------------------------------------   --------------------------------------------
4(h)            Amendment No. 2 and No. 3 to American Dental        Annual Report on Form 10-K for the fiscal year
                Partners, Inc. Amended and Restated 1996            ended December 31, 1998 (see Exhibit 10(h)
                Directors Stock Option Plan.                        therein).

4(i)            Amendment No. 4 to American Dental Partners, Inc.   Annual Report on Form 10-K for the fiscal year
                Amended and Restated 1996 Directors Stock Option    ended December 31, 1999 (see Exhibit 10(e)
                Plan.                                               therein).

4(j)            Amendment No. 5 to American Dental Partners, Inc.   Contained herein.
                Amended and Restated 1996 Directors Stock Option
                Plan

5               Opinion of Baker & Hostetler LLP.                   Contained herein.

23(a)           Consent of Baker & Hostetler LLP.                   Contained in Exhibit 5.

23(b)           Consent of KPMG LLP.                                Contained herein.

24              Powers of Attorney.                                 Included at page II-I.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wakefield, Commonwealth of Massachusetts, on August 21, 2002.

                                       AMERICAN DENTAL PARTNERS, INC.

Date:  August 21, 2002                 By: /s/ Gregory A. Serrao
                                           -------------------------------------
                                           Gregory A. Serrao, Chairman,
                                           President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory A. Serrao and Breht T. Feigh, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 21, 2002 by the following persons in the capacities indicated below.

         Signature                  Title                          Date
         ---------                  -----                          ----
/s/ Gregory A. Serrao           Chairman, President, Chief       August 21, 2002
-----------------------------   Executive Officer and
Gregory A. Serrao               Director (principal
                                executive officer)

/s/ Breht T. Feigh              Vice President, Chief            August 21, 2002
-----------------------------   Financial Officer and Treasurer
Breht T. Feigh                  (principal financial and
                                principal accounting officer)

/s/ Gregory T. Swenson, DDS     Director                         August 21, 2002
-----------------------------
Dr. Gregory T. Swenson

/s/ Martin J. Mannion           Director                         August 21, 2002
-----------------------------
Martin J. Mannion

/s/ James T. Kelly              Director                         August 21, 2002
-----------------------------
James T. Kelly

/s/ Derril W. Reeves            Director                         August 21, 2002
-----------------------------
Derril W. Reeves


                                  EXHIBIT INDEX

                                                                    If Incorporated by Reference,
Exhibit                                                             Document with which Exhibit was
  No.                      Description of Exhibit                   Previously Filed with SEC
-------         ------------------------------------------------   --------------------------------------------
4(a)            American Dental Partners, Inc. Amended and          Registration Statement on Form S-1, File No.
                Restated 1996 Stock Option Plan.                    333-39981 (see Exhibit 10(e) therein).

4(b)            Amendment No. 1 to American Dental Partners, Inc.   Amendment No. 4 to Registration Statement on
                Amended and Restated 1996 Stock Option Plan.        Form S-1, File No. 333-39981 (see Exhibit
                                                                    10(dd) therein).

4(c)            Amendment No. 2 and No. 3 to American Dental        Annual Report on Form 10-K for the fiscal year
                Partners, Inc. Amended and Restated 1996 Stock      ended December 31, 1998 (see Exhibit 10(e)
                Option Plan.                                        therein).

4(d)            Amendment No. 4 to American Dental Partners, Inc.   Annual Report on Form 10-K for the fiscal year
                Amended and Restated 1996 Stock Option Plan.        ended December 31, 1999 (see Exhibit 10(b)
                                                                    therein).

4(e)            Amendment No. 5 to American Dental Partners, Inc.   Contained herein.
                Amended and Restated 1996 Stock Option Plan

4(f)            Amendment No. 6 to American Dental Partners, Inc.   Contained herein.
                Amended and Restated 1996 Stock Option Plan

4(g)            American Dental Partners, Inc. Amended and          Registration Statement on Form S-1, File No.
                Restated 1996 Directors Stock Option Plan, as       333-39981 (see Exhibit 10(h) therein).
                amended by Amendment No. 1.

4(h)            Amendment No. 2 and No. 3 to American Dental        Annual Report on Form 10-K for the fiscal year
                Partners, Inc. Amended and Restated 1996            ended December 31, 1998 (see Exhibit 10(h)
                Directors Stock Option Plan.                        therein).

4(i)            Amendment No. 4 to American Dental Partners, Inc.   Annual Report on Form 10-K for the fiscal year
                Amended and Restated 1996 Directors Stock Option    ended December 31, 1999 (see Exhibit 10(e)
                Plan.                                               therein).

4(j)            Amendment No. 5 to American Dental Partners, Inc.   Contained herein.
                Amended and Restated 1996 Directors Stock Option
                Plan

5               Opinion of Baker & Hostetler LLP.                   Contained herein.

23(a)           Consent of Baker & Hostetler LLP.                   Contained in Exhibit 5.

23(b)           Consent of KPMG LLP.                                Contained herein.

24              Powers of Attorney.                                 Included at page II-I.
